Exhibit 99.1

Sears Holdings Corporation

Unaudited Pro Forma Consolidated Financial Information

On October 16, 2014, Sears Holdings Corporation (“Holdings”), sold 17,741,508 common shares of Sears Canada Inc. (“Sears Canada”) to ESL Partners, L.P. and Edward S. Lampert, Chairman and Chief Executive Officer of Holdings and Chairman and Chief Executive Officer of ESL Investments, Inc. and related entities (collectively “ESL”) pursuant to the previously announced rights offering to effect the distribution of up to 40,000,000 common shares of Sears Canada. ESL exercised its pro rata portion of the subscription rights pursuant to the exercise of basic subscription rights. Accordingly, Holdings sold a total of 17,741,508 common shares of Sears Canada to ESL.

The following unaudited pro forma consolidated statements of operations of Holdings for the fiscal year ended February 1, 2014 and for the 26 weeks ended August 2, 2014 are presented as if the rights offering had occurred as of February 3, 2013. The following unaudited pro forma condensed consolidated balance sheet as of August 2, 2014 assumes that the rights offering occurred on August 2, 2014.

The statements are presented based on information currently available, are intended for informational purposes only, and do not purport to represent what Holdings’ financial position and results of operations actually would have been had the rights offering occurred on the dates indicated, or to project Holdings’ financial performance for any future period.

The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Holdings’ Form 10-K for the fiscal year ended February 1, 2014 and the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Holdings’ Form 10-Q for the quarterly period ended August 2, 2014.

The Historical column in the Unaudited Pro Forma Consolidated Statement of Operations and in the Unaudited Pro Forma Consolidated Balance Sheet reflect the Holdings’ historical financial statements for the periods presented and does not reflect any adjustments related to the rights offering and related events.

The information in the Lands’ End Separation columns in the Unaudited Pro Forma Consolidated Statements of Operations were derived from the Lands’ End business of Holdings’ historical financial statements for the periods presented. The separation of Lands’ End occurred on April 4, 2014 and therefore is already reflected in the Historical column of the Unaudited Pro Forma Consolidated Balance Sheet.

The information in the Sears Canada Separation column in the Unaudited Pro Forma Consolidated Statement of Operations and the Unaudited Pro Forma Consolidated Balance Sheet were derived from the Sears Canada segment of Holdings’ historical financial statements for the periods presented.

The Other column in the Unaudited Pro Forma Consolidated Statements reflects pro forma adjustments which are further described in the accompanying notes.

The Unaudited Pro Forma Consolidated Statements of Operations do not reflect the gain anticipated to be recognized as a result of changing from consolidation to equity method of accounting for investment in Sears Canada upon completion of the rights offering.

Sears Holdings Corporation

Unaudited Pro Forma Consolidated Statement of Operations

Fiscal Year Ended February 1, 2014

millions, except per share data	Historical	Lands’ End Separation	Sears Canada Disposition	Other	Notes	Pro Forma Holdings Operations
Merchandise sales and services	$36,188	$(1,563)	$(3,796)	$—		$30,829

Cost of sales, buying and occupancy	27,433	(947)	(2,780)	—		23,706
Selling and administrative	9,384	(466)	(1,085)	—		7,833
Depreciation and amortization	732	(22)	(92)	—		618
Impairment charges	233	—	(13)	—		220
Gain on sale of assets	(667)	—	538	—		(129)

Total costs and expenses	37,115	(1,435)	(3,432)	—		32,248

Operating loss	(927)	(128)	(364)	—		(1,419)
Interest expense	(254)	—	1	—		(253)
Interest and investment income	207	—	(187)	166	(f)	186
Other income	2	—	(2)	—		—

Loss from operations before income taxes	(972)	(128)	(552)	166		(1,486)
Income tax expense	(144)	49	62	—	(e)	(33)

Net loss	(1,116)	(79)	(490)	166		(1,519)
Income attributable to noncontrolling interests	(249)	—	249	—		—

NET LOSS ATTRIBUTABLE TO HOLDINGS’ SHAREHOLDERS	$(1,365)	$(79)	$(241)	$166		$(1,519)

Basic Loss Per Share	$(12.87)					$(14.32)

Diluted Loss Per Share	$(12.87)					$(14.32)

Weighted Shares Outstanding:
Basic	106.1					106.1
Diluted	106.1					106.1

See accompanying notes.

Sears Holdings Corporation

Unaudited Pro Forma Consolidated Statement of Operations

26 Weeks Ended August 2, 2014

millions, except per share data	Historical	Lands’ End Separation	Sears Canada Disposition	Other	Notes	Pro Forma Holdings Operations
Merchandise sales and services	$15,892	$(222)	$(1,477)	$—		$14,193

Cost of sales, buying and occupancy	12,322	(135)	(1,129)	—		11,058
Selling and administrative	4,207	(77)	(431)	—		3,699
Depreciation and amortization	307	(3)	(36)	—		268
Impairment charges	25	—	(15)	—		10
Gain on sale of assets	(80)	—	(1)	—		(81)

Total costs and expenses	16,781	(215)	(1,612)	—		14,954

Operating loss	(889)	(7)	135	—		(761)
Interest expense	(143)	—	4	—		(139)
Interest and investment income (loss)	36	—	(26)	(33)	(f)	(23)
Other income	2	—	(2)	—		—

Loss from operations before income taxes	(994)	(7)	111	(33)		(923)
Income tax expense	(29)	3	(12)	—	(e)	(38)

Net loss	(1,023)	(4)	99	(33)		(961)
Loss attributable to noncontrolling interests	48	—	(48)	—		—

NET LOSS ATTRIBUTABLE TO HOLDINGS’ SHAREHOLDERS	$(975)	$(4)	$51	$(33)		$(961)

Basic Loss Per Share	$(9.17)					$(9.04)

Diluted Loss Per Share	$(9.17)					$(9.04)

Weighted Shares Outstanding:
Basic	106.3					106.3
Diluted	106.3					106.3

See accompanying notes.

Sears Holdings Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of August 2, 2014

millions	Historical	Sears Canada Disposition	Other	Notes	Pro Forma Holdings Operations
ASSETS
Current assets
Cash and cash equivalents	$829	$(233)	$169	(c)	$765
Restricted cash	10	(10)	—		—
Accounts receivable	516	(89)	—		427
Merchandise inventories	6,383	(600)	—		5,783
Prepaid expenses and other current assets	419	(151)	—		268

Total current assets	8,157	(1,083)	169		7,243

Property and equipment, net	5,091	(446)	—		4,645
Goodwill	269	—	—		269
Trade names and other intangible assets	2,302	(194)	—		2,108
Other assets	619	(207)	317	(d)	729

TOTAL ASSETS	$16,438	$(1,930)	$486		$14,994

LIABILITIES
Current liabilities
Short-term borrowings	$1,404	$—	$—		$1,404
Current portion of long-term debt and capitalized lease obligations	85	(8)	—		77
Merchandise payables	2,506	(266)	—		2,240
Other current liabilities	2,374	(297)	—	(e)	2,077
Unearned revenues	889	(54)	—		835
Other taxes	436	(28)	—		408
Short-term deferred tax liabilities	484	—	—		484

Total current liabilities	8,178	(653)	—		7,525
Long-term debt and capitalized lease obligations	2,815	(34)	—		2,781
Pension and postretirement benefits	1,721	(237)	—		1,484
Other long-term liabilities	2,007	(151)	—		1,856
Long-term deferred tax liabilities	798	(81)	—		717

Total Liabilities	15,519	(1,156)	—		14,363

Commitments and contingencies
EQUITY
Total Equity	919	(774)	486	(a)(b)	631

TOTAL LIABILITIES AND EQUITY	$16,438	$(1,930)	$486		$14,994

See accompanying notes.

Sears Holdings Corporation

Notes to Unaudited Pro Forma Consolidated Financial Information

Note 1. Other Pro Forma Adjustments

(a)	Reflects the gain recognized upon changing from consolidation to equity method of accounting for our investment in Sears Canada.

(b)	Reflects the reclassification of accumulated other comprehensive loss to the gain on sale of our investment in Sears Canada.

(c)	Reflects that Holdings received aggregate proceeds from the sale of 17,741,508 shares of Sears Canada of approximately $169 million. If additional subscription rights are exercised, Holdings could distribute up to an additional 22,258,492 shares of Sears Canada. If Holdings distributes additional shares of Sears Canada, our cash would increase by up to $211 million and our equity method investment in Sears Canada would decrease by up to $206 million.

(d)	Reflects the fair value of Holdings’ equity method investment in Sears Canada.

(e)	Holdings does not anticipate any income tax effect on the gain on sale of our investment in Sears Canada or retained equity method investment in Sears Canada because any tax provided would result in the recognition of an unbenefited net operating loss carryforward attribute due to our valuation allowance.

(f)	Reflects Holdings’ proportionate share of Sears Canada’s income or loss pursuant to the equity method of accounting for our investment in Sears Canada. The pro forma adjustments reflect our proportionate share of Sears Canada’s actual income or loss for the respective periods, and do not purport to project financial performance for any future period.